$2,500,000,000



                                   CREDIT AGREEMENT



                                     dated as of


                                    March 15, 1996



                                         among


                                 Rite Aid Corporation,



                              The Banks from time to time
                                     parties hereto


                                           and

                         Morgan Guaranty Trust Company of New York,
                                         as Agent



                                 TABLE OF CONTENTS(1)

                                                                    Page


                                       ARTICLE I.
                                      DEFINITIONS

                    SECTION 1.1    Definitions . . . . . . . . . . .
                    SECTION 1.2    Accounting Terms and
                                   Determinations  . . . . . . . . .
                    SECTION 1.3    Types of Borrowings . . . . . . .


                                      ARTICLE II.
                                      THE CREDITS

                    SECTION 2.1    Commitments to Lend . . . . . . .
                    SECTION 2.2    Notice of Committed Borrowings  .
                    SECTION 2.3    Money Market Borrowings . . . . .
                    SECTION 2.4    Notice to Banks; Funding of
                                   Loans  . . . . . . . . . . . . .
                    SECTION 2.5    Notes . . . . . . . . . . . . . .
                    SECTION 2.6    Maturity of Loans . . . . . . . .
                    SECTION 2.7    Interest Rates  . . . . . . . . .
                    SECTION 2.8    Fees  . . . . . . . . . . . . . .
                    SECTION 2.9    Optional Termination or
                                   Reduction of Commitments  . . . .
                    SECTION 2.10   Mandatory Termination and
                                   Reduction of Commitments  . . . .
                    SECTION 2.11   Optional Prepayments  . . . . . .
                    SECTION 2.12   General Provisions as to
                                   Payments  . . . . . . . . . . . .
                    SECTION 2.13   Funding Losses  . . . . . . . . .
                    SECTION 2.14   Computation of Interest and
                                   Fees  . . . . . . . . . . . . . .


                                      ARTICLE III.
                                       CONDITIONS

                    SECTION 3.1    Effectiveness . . . . . . . . . .
                    SECTION 3.2    Borrowings  . . . . . . . . . . .


                                      ARTICLE IV.
                             REPRESENTATIONS AND WARRANTIES

                    SECTION 4.1    Corporate Existence and Power . .
                    SECTION 4.2    Corporate and Governmental
                                   Authorization; No Contravention .
                    SECTION 4.3    Binding Effect  . . . . . . . . .
                    SECTION 4.4    Financial Information . . . . . .
                    SECTION 4.5    Full Disclosure . . . . . . . . .
                    SECTION 4.6    Litigation  . . . . . . . . . . .
                    SECTION 4.7    Compliance with ERISA . . . . . .
                    SECTION 4.8    Taxes . . . . . . . . . . . . . .
                    SECTION 4.9    Subsidiaries  . . . . . . . . . .
                    SECTION 4.10   Environmental Matters . . . . . .
                    SECTION 4.11   Merger Agreement  . . . . . . . .


               1 The Table of Contents is not a part of this Agreement.


                                       ARTICLE V.
                                       COVENANTS

                    SECTION 5.1    Information . . . . . . . . . . .
                    SECTION 5.2    Payment of Obligations  . . . . .
                    SECTION 5.3    Maintenance of Property;
                                   Insurance . . . . . . . . . . . .
                    SECTION 5.4    Conduct of Business and
                                   Maintenance of Existence  . . . .
                    SECTION 5.5    Compliance with Laws  . . . . . .
                    SECTION 5.6    Inspection of Property, Books
                                   and Records . . . . . . . . . . .
                    SECTION 5.7    Restriction on Debt of
                                   Subsidiaries  . . . . . . . . . .
                    SECTION 5.8    Restriction on Sales with Leases
                                   Back  . . . . . . . . . . . . . .
                    SECTION 5.9    Restriction on Liens  . . . . . .
                    SECTION 5.10   Leverage Ratio  . . . . . . . . .
                    SECTION 5.11   Fixed Charge Coverage . . . . . .
                    SECTION 5.12   Limitation on Debt  . . . . . . .
                    SECTION 5.13   Limitation on Minority
                                   Investments . . . . . . . . . . .
                    SECTION 5.14   Consolidations, Mergers and
                                   Sales of Assets . . . . . . . . .
                    SECTION 5.15   Use of Proceeds . . . . . . . . .
                    SECTION 5.16   Existing Revco Debt Retirement  .
                    SECTION 5.17   Merger  . . . . . . . . . . . . .


                                      ARTICLE VI.
                                        DEFAULTS

                    SECTION 6.1    Events of Default . . . . . . . .
                    SECTION 6.2    Notice of Default . . . . . . . .



                                      ARTICLE VII.
                                       THE AGENT

                    SECTION 7.1    Appointment and Authorization . .
                    SECTION 7.2    Agent and Affiliates  . . . . . .
                    SECTION 7.3    Action by Agent . . . . . . . . .
                    SECTION 7.4    Consultation with Experts . . . .
                    SECTION 7.5    Liability of Agent  . . . . . . .
                    SECTION 7.6    Indemnification . . . . . . . . .
                    SECTION 7.7    Credit Decision . . . . . . . . .
                    SECTION 7.8    Successor Agent . . . . . . . . .
                    SECTION 7.9    Agent's Fee . . . . . . . . . . .


                                     ARTICLE VIII.
                                CHANGE IN CIRCUMSTANCES

                    SECTION 8.1    Basis for Determining Interest
                                   Rate Inadequate or Unfair . . . .
                    SECTION 8.2    Illegality  . . . . . . . . . . .
                    SECTION 8.3    Increased Cost and Reduced
                                   Return  . . . . . . . . . . . . .
                    SECTION 8.4    Taxes . . . . . . . . . . . . . .


                    SECTION 8.5    Base Rate Loans Substituted for
                                   Affected Fixed Rate Loans . . . .


                                      ARTICLE IX.
                                     MISCELLANEOUS

                    SECTION 9.1    Notices . . . . . . . . . . . . .
                    SECTION 9.2    No Waivers  . . . . . . . . . . .
                    SECTION 9.3    Expenses; Indemnification . . . .
                    SECTION 9.4    Sharing of Set-Offs . . . . . . .
                    SECTION 9.5    Amendments and Waivers  . . . . .
                    SECTION 9.6    Successors and Assigns  . . . . .
                    SECTION 9.7    Collateral  . . . . . . . . . . .
                    SECTION 9.8    Governing Law; Submission to
                                   Jurisdiction  . . . . . . . . . .
                    SECTION 9.9    Counterparts; Integration . . . .
                    SECTION 9.10   WAIVER OF JURY TRIAL  . . . . . .


               Pricing Schedule

               Exhibit A   -  Note
               Exhibit B   -  Form of Money Market Quote Request
               Exhibit C   -  Form of Invitation for Money Market Quotes
               Exhibit D   -  Form of Money Market Quote
               Exhibit E-1 -  Opinion of Special Counsel for the
               Borrower
               Exhibit E-2 -  Opinion of Chief Legal Counsel of the
                              Borrower
               Exhibit F   -  Opinion of Davis Polk & Wardwell, Special
                              Counsel for the Agent
               Exhibit G   -  Assignment and Assumption Agreement


                                   CREDIT AGREEMENT



                       AGREEMENT dated as of March 15, 1996 among RITE
               AID CORPORATION, the BANKS from time to time parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                          The parties hereto agree as follows:


                                       ARTICLE I.

                                      DEFINITIONS


                       SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

                       "Absolute Rate Auction" means a solicitation of
               Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

                       "Adjusted CD Rate" has the meaning set forth in
               Section 2.07(b).

                       "Adjusted London Interbank Offered Rate" has the
               meaning set forth in Section 2.07(c).

                       "Administrative Questionnaire" means, with
               respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

                       "Agent" means Morgan Guaranty Trust Company of
               New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

                       "Applicable Lending Office" means, with respect
               to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and
               (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                       "Assessment Rate" has the meaning set forth in
               Section 2.07(b).

                       "Assignee" has the meaning set forth in Section
               9.06(c).

                       "Attributable Debt" means, as to any particular
               Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of any such transaction involving a Capital Lease, the amount on such date of the Capital Lease Obligation thereunder, or (ii) in the case of any other Sale and Leaseback Transaction, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of 14% per annum. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.

                       "Bank" means each bank listed on the signature
               pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

                       "Base Rate" means, for any day, a rate per annum
               equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                       "Base Rate Loan" means a Committed Loan to be
               made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to
               Article VIII.

                       "Benefit Arrangement" means at any time an
               employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                       "Borrower" means Rite Aid Corporation, a Delaware
               corporation, and its successors.

                       "Borrower's 1995 Form 10-K" means the Borrower's
               annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                       "Borrowing" has the meaning set forth in Section
               1.03.

                       "Capital Lease" means any lease of property
               which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet; and "Capital Lease Obligation" means the amount of the liability so capitalized in respect of a Capital Lease.

                       "CD Base Rate" has the meaning set forth in
               Section 2.07(b).

                       "CD Loan" means a Committed Loan to be made by a
               Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

                       "CD Reference Banks" means Citibank, N.A., Mellon
               Bank N.A. and Morgan Guaranty Trust Company of New York.

                       "Commitment" means, with respect to each Bank,
               the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

                       "Commitment Reduction Date" has the meaning set
               forth in Section 2.10(b).

                       "Committed Loan" means a loan made by a Bank
               pursuant to Section 2.01.

                       "Consolidated Debt" means at any date the Debt of
               the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                       "Consolidated EBIT" means, for any period,
               Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Charges and (ii) provision for income taxes.

                       "Consolidated Interest Charges" means, for any
               period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries during such period.

                       "Consolidated Net Income" means, for any period,
               the net income (or loss) of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

                       "Consolidated Net Tangible Assets" means the
               total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries after deducting therefrom (i) all liabilities and liability items, including amounts in respect of obligations or guarantees of obligations under leases, which under generally accepted accounting principles would be included on such balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes, and
               (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

                       "Consolidated Net Worth" means at any date the
               consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

                       "Consolidated Rent" means, for any period, the
               consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period.

                       "Consolidated Subsidiary" means at any date any
               Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

                       "Debt" of any Person means at any date, without
               duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person.

                       "Default" means any condition or event which
               constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                       "Domestic Business Day" means any day except a
               Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                       "Domestic Lending Office" means, as to each Bank,
               its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                       "Domestic Loans" means CD Loans or Base Rate
               Loans or both.

                       "Domestic Reserve Percentage" has the meaning set
               forth in Section 2.07(b).

                       "Effective Date" means the date this Agreement
               becomes effective in accordance with Section 3.01.

                       "Environmental Laws" means any and all federal,
               state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                       "ERISA" means the Employee Retirement Income
               Security Act of 1974, as amended, or any successor statute.

                       "ERISA Group" means the Borrower, any Subsidiary
               and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under
               Section 414 of the Internal Revenue Code.

                       "Euro-Dollar Business Day" means any Domestic
               Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                       "Euro-Dollar Lending Office" means, as to each
               Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

                       "Euro-Dollar Loan" means a Committed Loan to be
               made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

                       "Euro-Dollar Reference Banks" means the principal
               London offices of Citibank, N.A., Mellon Bank N.A. and Morgan Guaranty Trust Company of New York.

                       "Euro-Dollar Reserve Percentage" has the meaning
               set forth in Section 2.07(c).

                       "Existing Revco Debt" means (i) Debt under the
               Revco Bank Agreement, (ii) the 9 1/8% Senior Notes Due 2000 issued by Revco and (iii) the 10 1/8% Senior Notes Due June 1, 2002 issued by Hook.

                       "Event of Default" has the meaning set forth in
               Section 6.01.

                       "Federal Funds Rate" means, for any day, the rate
               per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

                       "Fixed Charge Coverage Ratio" means, at any date,
               the ratio of (i) Consolidated EBIT plus Consolidated Rent to (ii) Consolidated Interest Charges plus Consolidated Rent, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided that for the purpose of calculating such ratio, no effect shall be given to restructuring and similar charges (to the extent the aggregate pre-tax amount thereof does not exceed $163,000,000) taken by the Borrower in connection with the transactions contemplated by the Merger Agreement.

                       "Fixed Rate Borrowing" means a Borrowing
               comprised of Fixed Rate Loans.

                       "Fixed Rate Loans" means CD Loans or Euro-Dollar
               Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to
               Section 8.01(a)) or any combination of the foregoing.

                       "Funded Debt" means any Debt maturing more than
               one year after the date of determination thereof and any Debt, regardless of its term, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such Debt, which would, in accordance with generally accepted accounting practice, be classified as funded debt but shall not include:

                       (a)  any Debt for the payment, redemption or
                  satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating such indebtedness) in the necessary amount shall have been deposited in trust with a trustee or proper depository either at or before maturity or redemption date thereof; or

                       (b) guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of instalment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers of merchandise, equipment or services or guarantees other than guarantees of indebtedness for borrowed money.

                       "FYE" and "FQE" mean fiscal year end and fiscal
               quarter end, respectively, and when used in conjunction with a particular month mean the date of ending of the relevant fiscal period nearest the last day of such month.

                       "Guarantee" by any Person means any obligation,
               contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                       "Hook" means Hook SupeRx, Inc., a Delaware
               corporation.

                       "Indemnitee" has the meaning set forth in Section
               9.03(b).

                       "Interest Period" means:  (1) with respect to
               each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                       (b)  any Interest Period which begins on the
                  last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
                  (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                       (c) if any Interest Period includes a date on which a payment of principal of the Loans is required (based on circumstances existing at the first day of such Interest Period) to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

               (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending (subject to Section 2.07(b)) 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                       (b) if any Interest Period includes a date on which a payment of principal of the Loans is required (based on circumstances existing at the first day of such Interest Period) to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

               (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                       (b) if any Interest Period includes a date on which a payment of principal of the Loans is required (based on circumstances existing at the first day of such Interest Period) to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Base Rate Loan shall have an Interest Period determined as set forth above.

               (4)      with respect to each Money Market LIBOR
               Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with
               Section 2.03; provided that:

                       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                       (b)  any Interest Period which begins on the
                  last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
                  (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                       (c) if any Interest Period includes a date on which a payment of principal of the Loans is required (based on circumstances existing at the first day of such Interest Period) to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Money Market LIBOR Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Money Market LIBOR Loan shall have an Interest Period determined as set forth above.

               (5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                       (b) if any Interest Period includes a date on which a payment of principal of the Loans is required (based on circumstances existing at the first day of such Interest Period) to be made under
                  Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Money Market Absolute Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Money Market Absolute Rate Loan shall have an Interest Period determined as set forth above.

                       "Internal Revenue Code" means the Internal
               Revenue Code of 1986, as amended, or any successor statute.

                       "Investment" means any investment in any Person,
               whether by means of share purchase, capital contribution, loan, time deposit or otherwise. Any repurchase by the Borrower of its own capital stock shall not constitute an Investment for purposes of this Agreement.

                       "LIBOR Auction" means a solicitation of Money
               Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                       "Lien" means, with respect to any asset, any
               mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                       "Loan" means a Domestic Loan or a Euro-Dollar
               Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

                       "London Interbank Offered Rate" has the meaning
               set forth in Section 2.07(c).

                       "Margin Stock" means "margin stock" as such term
               is defined in Regulation U of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

                       "Material Debt" means Debt (other than the Notes)
               of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $25,000,000.

                       "Material Plan" means at any time a Plan or Plans
               having aggregate Unfunded Liabilities in excess of $25,000,000.

                       "Merger" means the merger of Ocean Acquisition
               into Revco pursuant to the Merger Agreement.

                       "Merger Agreement" means the Agreement and Plan
               of Merger dated as of November 29, 1995 among the Borrower, Ocean Acquisition and Revco, as amended from time to time in accordance with its terms; provided that no such amendment shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Banks.

                       "Money Market Absolute Rate" has the meaning set
               forth in Section 2.03(d).

                       "Money Market Absolute Rate Loan" means a loan to
               be made by a Bank pursuant to an Absolute Rate Auction.

                       "Money Market Lending Office" means, as to each
               Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                       "Money Market LIBOR Loan" means a loan to be made
               by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to
               Section 8.01(a)).

                       "Money Market Loan" means a Money Market LIBOR
               Loan or a Money Market Absolute Rate Loan.

                       "Money Market Margin" has the meaning set forth
               in Section 2.03(d).

                       "Money Market Quote" means an offer by a Bank to
               make a Money Market Loan in accordance with Section 2.03.

                       "Multiemployer Plan" means at any time an
               employee pension benefit plan within the meaning of
               Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                       "1994 Credit Agreements" means the $350,000,000
               Credit Agreement and the $250,000,000 Credit Agreement, each dated as of February 7, 1994 among Rite Aid Corporation, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent thereunder, each as amended from time to time.

                       "Net Cash Proceeds" means the total amount of
               cash proceeds received by the Borrower or any Subsidiary in respect of any Reduction Event, less reasonable underwriters' fees, brokerage commissions, related professional fees and other customary out-of-pocket expenses payable by the Borrower in connection with such Reduction Event.

                       "Notes" means promissory notes of the Borrower,
               substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                       "Notice of Borrowing" means a Notice of Committed
               Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                       "Ocean Acquisition" means Ocean Acquisition
               Corporation, a Delaware corporation and a Wholly-Owned Consolidated Subsidiary of the Borrower.

                       "Offer" means the offer by Ocean Acquisition to
               purchase 35,144,833 shares of common stock, par value $.01 per share of Revco (the "Shares") or such number of Shares as equals 50.1% of the Shares outstanding on a fully diluted basis pursuant to the Offer to Purchase.

                       "Offer to Purchase" means the Offer to Purchase
               dated December 4, 1995 by Ocean Acquisition to the stockholders of Revco, as amended from time to time in accordance with its terms; provided that no such amendment shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Banks.

                       "Parent" means, with respect to any Bank, any
               Person controlling such Bank.

                       "Participant" has the meaning set forth in
               Section 9.06(b).

                       "PBGC" means the Pension Benefit Guaranty
               Corporation or any entity succeeding to any or all of its functions under ERISA.

                       "Person" means an individual, a corporation, a
               partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                       "Plan" means at any time an employee pension
               benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                       "Pricing Schedule" means the Schedule attached
               hereto identified as such.

                       "Prime Rate" means the rate of interest publicly
               announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                       "Reduction Event" means any issuance by the
               Borrower or any of its Subsidiaries of any equity securities or any debt securities with a maturity in excess of one year (other than Debt incurred under this Agreement).

                       "Reference Banks" means the CD Reference Banks or
               the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

                       "Refunding Borrowing" means a Committed Borrowing
               which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

                       "Regulation U" means Regulation U of the Board of
               Governors of the Federal Reserve System, as in effect from time to time.

                       "Required Banks" means at any time Banks having
               at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                       "Revco" means Revco, D.S., Inc., a Delaware
               corporation, and its successors, including without limitation the Person surviving the Merger.

                       "Revco Bank Agreement" means the Amended and
               Restated Credit Agreement dated as of July 27, 1995 among Revco, the revolving lenders listed therein, Banque Paribas and Bank of America Illinois, as managing agents and Bank of America National Trust and Savings Association, as administrative agent, as amended from time to time.

                       "Revco Debt Reduction Borrowing" means any
               Borrowing hereunder if and to the extent the proceeds thereof are used on the date of such Borrowing to reduce Existing Revco Debt.

                       "Revco Debt Reduction Reserve" means, at any
               date, the amount equal to the lesser of (i) $685,000,000 and (ii) the aggregate amount of Existing Revco Debt at such date, reduced by the amount of any Revco Debt Reduction Borrowing hereunder on such date.

                       "Revolving Credit Period" means the period from
               and including the Effective Date to but not including the Termination Date.

                       "Sale and Leaseback Transaction" has the meaning
               set forth in Section 5.08.

                       "Secured Debt" means indebtedness for borrowed
               money which is secured by a Lien on property of the Borrower or any Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other papers arising, in the ordinary course of business, out of instalment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

                       "Significant Subsidiary" means at any time any
               Subsidiary or any group of Subsidiaries having consolidated assets, individually or in the aggregate, equal to or greater than 8% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time.

                       "Subsidiary" means any corporation or other
               entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                       "Temporary Cash Investment" means any Investment
               in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P (as defined in the Pricing Schedule) and P-1 by Moody's (as defined in the Pricing Schedule),
               (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or (iv) repurchase agreements with respect to securities described in clause
               (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

                       "Termination Date" means February 15, 2001, or,
               if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

                       "Total Capital" means, at any date, the sum of
               Consolidated Debt and Consolidated Net Worth, each determined as of such date.

                       "Unfunded Liabilities" means, with respect to any
               Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of
               Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                       "United States" means the United States of
               America, including the States and the District of Columbia, but excluding its territories and possessions.

                       "Wholly-Owned Consolidated Subsidiary" means any
               Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                       SECTION 1.2.   Accounting Terms and
               Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the
               Borrower and the Required   Banks.

                       SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).



                                      ARTICLE II.

                                      THE CREDITS


                       SECTION 2.1. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts requested by the Borrower in accordance with the terms of this Agreement, provided that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

                       SECTION 2.2. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing,
               (y) the Domestic Business Day next preceding each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                       (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                       (b)  the aggregate amount of such Borrowing,

                       (c)  whether the Loans comprising such
                  Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans,

                       (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                       (e) whether and to what extent such Borrowing is a Revco Debt Reduction Borrowing.

                       SECTION 2.3.   Money Market Borrowings.

                       (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                       (b)  Money Market Quote Request.  When the
               Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                       (i)  the proposed date of Borrowing, which
                  shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                       (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                       (iii)  the duration of the Interest Period
                  applicable thereto, subject to the provisions of the definition of Interest Period, and

                       (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

               The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

                       (c)  Invitation for Money Market Quotes.
               Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                       (d)  Submission and Contents of Money Market
               Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices referred to in Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time), in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time), in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                       (ii) Each Money Market Quote shall be in
               substantially the form of Exhibit D hereto and shall in any case specify:

                       (A)  the proposed date of Borrowing,

                       (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y)
                  may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                       (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                       (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market
                  Absolute Rate") offered for each such  Money Market
                  Loan, and

                       (E)  the identity of the quoting Bank.

               A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                      (iii) Any Money Market Quote shall be disregarded if it:

                       (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                       (B)   contains qualifying, conditional or
                  similar language;

                       (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                       (D)   arrives after the time set forth in
                  subsection (d)(i).

                       (e)  Notice to Borrower.  The Agent shall
               promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                       (f)  Acceptance and Notice by Borrower.  Not
               later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall (i) specify the aggregate principal amount of offers for each Interest Period that are accepted and (ii) whether and to what extent such Borrowing is a Revco Debt Reduction Borrowing. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                       (i)  the aggregate principal amount of each
                  Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                      (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                     (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                      (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                       (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                       SECTION 2.4.   Notice to Banks; Funding of Loans.

                       (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                       (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

                       (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

                       (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections
               (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
               Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                       SECTION 2.5. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

                       (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type.
               Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                       (c)  Upon receipt of each Bank's Note pursuant to
               Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                       SECTION 2.6.   Maturity of Loans.  Each Loan
               included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                       SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

                       (b)  Each CD Loan shall bear interest on the
               outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate for such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of
               (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

                       "CD Margin" means a rate per annum determined in
               accordance with the Pricing Schedule.

                       The "Adjusted CD Rate" applicable to any Interest
               Period means a rate per annum determined pursuant to the following formula:


                               [  CDBR      ]*
                       ACDR  = [ ---------- ]   + AR
                               [ 1.00 - DRP ]

                       ACDR  =  Adjusted CD Rate
                       CDBR  =  CD Base Rate
                       DRP   =  Domestic Reserve Percentage
                       AR    =  Assessment Rate

                  _____________
                  * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


                       The "CD Base Rate" applicable to any Interest
               Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

                       "Domestic Reserve Percentage" means for any day
               that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                       "Assessment Rate" means for any day the annual
               assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup
               "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
               Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                       (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                       "Euro-Dollar Margin" means a rate per annum
               determined in accordance with the Pricing Schedule.

                       The "Adjusted London Interbank Offered Rate"
               applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
               (i) the applicable London Interbank Offered Rate by (ii)
               1.00 minus the Euro-Dollar Reserve Percentage.

                       The "London Interbank Offered Rate" applicable to
               any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London inter- bank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                       "Euro-Dollar Reserve Percentage" means for any
               day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                       (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of
               (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by
               (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of
               Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                       (e)  Subject to Section 8.01(a), each Money
               Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                       (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                       (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                       SECTION 2.8.   Fees.

                       (a) Participation Fee. The Borrower shall pay to the Agent for the account of each Bank a participation fee (the "Participation Fee") in an amount equal to the product of (i) the amount of such Bank's Commitment times (ii) the Participation Fee Rate applicable to the amount such Bank initially offered to commit in connection with the facility (the "Initial Commitment"). The Borrower shall pay an amount equal to 1/2 of each Bank's Participation Fee on the date hereof, and the remainder on the Effective Date.

                       For this purpose, the "Participation Fee Rate" is
             equal to:

                   Initial Commitment      Participation Fee Rate
                      $200,000,000              .0625 %
                      $150,000,000              .0550 %
                      $100,000,000              .0400 %
                       $50,000,000              .0300 %

                       (b) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the earlier of the Effective Date and April 15, 1996 to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans. Accrued fees under this Section 2.08(b) shall be payable quarterly on the last day of each January, April, July and October and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                       SECTION 2.9. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Upon receipt of any such notice, the Agent shall promptly notify the Banks.

                       SECTION 2.10. Mandatory Termination and Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                       (b) To the extent not theretofore reduced to the same or a lesser amount pursuant to Section 2.09 or 2.10(c), the Commitments shall be ratably reduced automatically on the date which is the second anniversary of the closing date of the Offer (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day) (the "Commitment Reduction Date") to $1,500,000,000.

                       (c) In addition, the Commitments shall be ratably reduced automatically in the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, by an amount equal to such Net Cash Proceeds; provided that any such reduction made pursuant to this subsection (c) shall not exceed such amount (if any) as shall be necessary so that the aggregate amount of the Commitments, as so reduced, is $1,500,000,000. The reductions in the Commitments required by this subsection shall be effective on the thirtieth day following receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; provided that

                       (i) if the amount of the Net Cash Proceeds in respect of any Reduction Event is less than $1,000,000, such reduction shall be effective upon receipt of proceeds such that, together with all other such amounts not previously applied, the amount of such Net Cash Proceeds is equal to at least $1,000,000; and

                      (ii) if any such reduction in the Commitments would otherwise require prepayment of Fixed Rate Loans or portions thereof prior to the last day of the then current Interest Period pursuant to Section 2.10(d), such reduction shall, unless the Agent otherwise notifies the Borrower upon the instructions of the Required Banks, be deferred to such last day of the related Interest Period.

                       (d) On the date of any reduction of Commitments pursuant to this Section, the Borrower shall repay such principal amount (together with accrued interest thereon) of, first, each Bank's outstanding Base Rate Loans, if any, second, each Bank's outstanding CD Loans and Euro-Dollar Loans, if any, and third, each Bank's outstanding Money Market Loans, as may be necessary so that after such repayment (i) the aggregate outstanding principal amount of such Bank's Committed Loans does not exceed the amount of such Bank's Commitment as then reduced and (ii) the aggregate unpaid principal amount of all outstanding Loans does not exceed the aggregate amount of the Commitments as then reduced. Within the foregoing limits of this subsection (d), each required payment or prepayment shall be made with respect to such outstanding Borrowings as the Borrower may designate to the Agent not less than five Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Agent may specify by notice to the Borrower and the Banks.

                       SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least three Domestic Business Days' notice to the Agent, prepay any Domestic Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or (ii) upon at least three Euro-Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                       (b) Except as provided in Section 2.10(d) and in clause (i) of Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof without the consent of the applicable Bank.

                       (c)  Upon receipt of a notice of prepayment
             pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                       SECTION 2.12.  General Provisions as to Payments.
             (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
             9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                       (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                       SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

                       SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                     ARTICLE III.

                                      CONDITIONS


                       SECTION 3.1. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                       (a)  receipt by the Agent of counterparts
                  hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                       (b)  receipt by the Agent for the account of
                  each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

                       (c)  receipt by the Agent of opinions of (i)
                  Skadden, Arps, Slate, Meagher & Flom, special counsel for the Borrower, and (ii) Elliot S. Gerson, Senior Vice President and Assistant Chief Legal Counsel of the Borrower, substantially in the respective forms of Exhibits E-1 and E-2 hereto;

                       (d)  receipt by the Agent of an opinion of
                  Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                       (e)  receipt by the Agent of a certificate
                  from the President or Chief Executive Officer of the Borrower that the Offer has been consummated in accordance with the Offer to Purchase and the Merger Agreement, without waiver of any of the conditions thereof;

                       (f) the Agent shall not have received notice from the Required Banks that, in their reasonable determination, any of the conditions of the Offer has not been fulfilled;

                       (g) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

                       (h) the fact that all fees and expenses payable on or before the Effective Date by the Borrower for the account of the Banks and their affiliates in connection with this Agreement have been paid in full on or before such date in the amounts previously agreed upon in writing; and

                       (i)  receipt by the Agent of evidence
                  satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the 1994 Credit Agreements;

             provided that this Agreement (other than the obligations of the Borrower under Sections 2.08, 2.09 and 9.03, which shall be effective upon execution of this Agreement by the parties hereto) shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 1, 1996. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the 1994 Credit Agreements, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the 1994 Credit Agreements shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness.

                       SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                       (a)  receipt by the Agent of a Notice of
                  Borrowing as required by Section 2.02 or 2.03, as the case may be;

                       (b)  the fact that, immediately after such
                  Borrowing, the aggregate outstanding principal amount of the Loans will not exceed (i) the aggregate amount of the Commitments less (ii) the Revco Debt Reduction Reserve;

                       (c)  the fact that, immediately after such
                  Borrowing, no Default shall have occurred and be continuing; and

                       (d)  the fact that the representations and
                  warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.06 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true in all material respects on and as of the date of such Borrowing.

             Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.


                                     ARTICLE IV.

                            REPRESENTATIONS AND WARRANTIES



                       The Borrower represents and warrants that:

                       SECTION 4.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                       SECTION 4.2.  Corporate and Governmental
             Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree.

                       SECTION 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms.

                       SECTION 4.4.  Financial Information.

                       (a)  The consolidated balance sheet of the
             Borrower and its Consolidated Subsidiaries as of March 4, 1995 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                       (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 2, 1995 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended September 2, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

                       (c) Since September 2, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                       SECTION 4.5. Full Disclosure. All financial statements and other documents furnished by the Borrower to the Banks in connection with this Agreement do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or the Borrower's ability to perform its obligations under this Agreement.

                       SECTION 4.6. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

                       SECTION 4.7. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                       SECTION 4.8. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended March 2, 1991. The Borrower and its Subsidiaries have filed all United States Federal income tax returns, and the Borrower and its Significant Subsidiaries have filed all other material tax returns, which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Significant Subsidiary except where the payment of any such taxes is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                       SECTION 4.9.  Subsidiaries.  Each of the
             Borrower's corporate Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                       SECTION 4.10. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                       SECTION 4.11.  Merger Agreement.  The
             representations and warranties of each of the Borrower and Revco contained in the Merger Agreement are, and shall be, true in all material respects on the date hereof and on the date of the initial Borrowing hereunder.


                                      ARTICLE V.

                                      COVENANTS


                       The Borrower agrees that, so long as any Bank has
             any Commitment hereunder or any amount payable under any Note remains unpaid:

                       SECTION 5.1. Information. The Borrower will deliver to each of the Banks:

                       (a)  as soon as available and in any event
                  within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

                       (b)  as soon as available and in any event
                  within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                       (c) simultaneously with the delivery of each set of financial statements referred to in clauses
                  (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.13, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                       (d) simultaneously with the delivery of each set of financial statements referred to in clause
                  (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
                  (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                       (e)  within five days after any officer of
                  the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                       (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                       (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

                       (h)  if and when any member of the ERISA
                  Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
                  Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

                       (i)  from time to time such additional
                  information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                       SECTION 5.2.  Payment of Obligations.  The
             Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable,
             (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons prior to the time such claims or demands give rise to a Lien upon any of its property or assets, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves, if any, for the accrual of any such items.

                       SECTION 5.3.  Maintenance of Property; Insurance.
             (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                       (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

                       SECTION 5.4. Conduct of Business and Maintenance of Existence. Except as otherwise permitted in this Agreement, the Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary (except where such Significant Subsidiary merges into the Borrower or any other Subsidiary) to preserve, renew and keep in full force and effect their respective legal existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

                       SECTION 5.5. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                       SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                       SECTION 5.7. Restriction on Debt of Subsidiaries. The Borrower will not permit any Subsidiary to create, issue, incur, assume, or in any other way become liable for any unsecured Debt unless immediately prior thereto the Borrower would be entitled under subsection (d) of Section
             5.09 to create Secured Debt not specifically permitted under
             Section 5.09 but for subsection (d) thereof in an amount equal to such Debt; provided that the foregoing restriction shall not (i) prevent (A) any Subsidiary from becoming liable to the Borrower or to a Wholly-Owned Consolidated Subsidiary for Debt or (B) the extension, renewal or refunding of any Debt of any Subsidiary (other than the Existing Revco Debt) so long as Consolidated Debt is not thereby increased and (ii) apply to the Existing Revco Debt.

                       SECTION 5.8. Restriction on Sales with Leases Back. Except for a sale or transfer by a Subsidiary to the Borrower or a Wholly-Owned Consolidated Subsidiary, the Borrower will not, and will not permit any Subsidiary to, sell or transfer any manufacturing plant, warehouse, retail store or equipment now or hereafter owned and operated by the Borrower or a Subsidiary, with the intention that the Borrower or any Subsidiary take back a lease thereof, except a lease for a period, including renewals, not exceeding 24 months, by the end of which period it is intended that the use of such property or equipment by the lessee will be discontinued (any such transaction being herein referred to as a "Sale and Leaseback Transaction"); provided that, notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if the Borrower or a Subsidiary would be entitled under subsection (d) of Section 5.09 to create Secured Debt not specifically permitted under Section 5.09 but for subsection
             (d) thereof in an amount equal to the Attributable Debt respecting such Sale and Leaseback Transaction; provided further that, notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if entered into in respect of property acquired by the Borrower or a Subsidiary if such Sale and Leaseback Transaction is entered into within 24 months from the date of such acquisition; and provided still further that, notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if the Borrower, within 120 days before or after the sale or transfer shall have been made by the Borrower or by any Subsidiary, applied or applies an amount equal to the greater of (i) the net proceeds of the sale of the property sold and leased back pursuant to such arrangement or (ii) the fair market value of the property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Borrower, its Chief Executive Officer, its President, any Vice President of the Borrower, its Treasurer and its Controller) to (i) the retirement of Secured Debt of the Borrower other than at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or (ii) reduction of the Commitments.

                       SECTION 5.9. Restriction on Liens. The Borrower will not, and will not permit any Subsidiary to, create, issue, incur, assume or guarantee any Secured Debt without making effective provision (and the Borrower covenants that in such case it will make or cause to be made effective provision) whereby the Loans (and any other Debt of the Borrower or such Subsidiary then entitled thereto) shall be secured by the same Lien equally and ratably with (or prior to) any and all other obligations and Debt thereby secured for so long as any such other obligations and Debt shall be so secured; provided that the foregoing covenant shall not apply to the following:

                       (a)(i) Any Lien on any property acquired or
                  constructed by the Borrower or a Subsidiary and created contemporaneously with, or within 24 months after, such acquisition or the completion of such construction and commencement of full operation of such property, whichever is later, to secure or provide for the payment of any part of the purchase or construction price of such property, or (ii) the acquisition by the Borrower or a Subsidiary of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Borrower or such Subsidiary, or (iii) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided that the Lien does not spread to other property except unimproved real property previously owned upon which any new construction has taken place and subsequent additions to such acquired or constructed property;

                       (b) Any Lien created for the sole purpose of extending, renewing or refunding, in whole or part, any Lien permitted by this Section 5.09 or any Lien securing the Debt of the Borrower or of any Subsidiary on the date of this Agreement or of a corporation at the time such corporation becomes a Subsidiary, or any extensions, renewals or refundings of any such Lien; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or that part of the same property which secured the Debt so extended, renewed or refunded;

                       (c)  Any Secured Debt of a Subsidiary owing
                  to the Borrower or a Wholly-Owned Consolidated
                  Subsidiary;

                       (d)  Secured Debt of the Borrower and its
                  Subsidiaries which would otherwise be prohibited by the foregoing restrictions (not including Secured Debt permitted to be secured under subsections (a) through (c) above) so long as the sum of any such Secured Debt hereafter incurred and outstanding at the time plus Attributable Debt of the Borrower and any Subsidiaries in respect of Sale and Leaseback Transactions hereafter entered into and outstanding at the time (excluding Attributable Debt incurred in respect of any Sale and Leaseback Transaction (i) entered into in respect of property acquired by the Borrower or a Subsidiary not more than 24 months prior to the date such Sale and Leaseback Transaction is entered into or (ii) if the Borrower, within 120 days before or after such Sale and Leaseback Transaction is entered into applies an amount equal to the greater of (A) the net proceeds of the sale of the property so sold and leased back or (B) the fair market value of such property at the date such arrangement is entered into to the retirement of Secured Debt (other than at maturity or pursuant to any mandatory payment provision) or to reduction of the Commitments) plus unsecured Debt of any Subsidiary hereafter incurred and outstanding at the time (excluding unsecured Debt incurred through the extension, renewal or refunding of Debt of such Subsidiary where Consolidated Debt was not thereby increased and excluding any Debt owed to the Borrower or a Wholly-Owned Consolidated Subsidiary) does not at the time exceed 5% of Consolidated Net Tangible Assets; and

                       (e) any Lien on any Margin Stock, if and to the extent the value of all Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section.

                       SECTION 5.10. Leverage Ratio. Consolidated Debt will not, at any time during any of the periods set forth below, exceed the percentage of Total Capital indicated opposite such period:


                               Period                   Percentage

                  Effective Date to but not
                    including FYE February 1997             64%
                  FYE February 1997 to but not
                    including FYE February 1998             61%
                  FYE February 1998 to but not
                    including FYE February 1999             58%
                  FYE February 1999 and thereafter          50%

                       For the period from the Effective Date to the
             earlier of (i) the date of consummation of the Merger and
             (ii) one year from the date hereof, Total Capital shall be calculated as though the common stock of the Borrower (the "Common Stock") to be issued pursuant to the Merger Agreement has been issued; provided that if the shareholders of the Borrower do not approve the issuance of the Common Stock pursuant to the Merger Agreement at the Parent Special Meeting (as defined in the Offer to Purchase), such calculation shall assume that shares representing 19.9% of the outstanding Common Stock (as determined pursuant to the Merger Agreement) have been issued pursuant to the Merger Agreement.

                       SECTION 5.11. Fixed Charge Coverage. The Fixed Charge Coverage Ratio will not, for any period of four consecutive fiscal quarters ending during any period set forth below, be less than the percentage indicated opposite such latter period:

                          Four Consecutive
                       Fiscal Quarters Ending
                            On or Between                    Percentage

             FYE February 1996 and FQE November 1997            165%
             FYE February 1998 and FQE November 1998            175%
             FYE February 1999 and FQE November 2000            185%


                       SECTION 5.12. Limitation on Debt. Consolidated Debt will not exceed $3,000,000,000 at any time prior to February 15, 1997.

                       SECTION 5.13. Limitation on Minority Investments. Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

                       (a)  Investments in Consolidated
                  Subsidiaries;

                       (b)  Temporary Cash Investments; and

                       (c)  any Investment not otherwise permitted
                  by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (c) does not exceed 15% of Consolidated Net Worth.

                       SECTION 5.14. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may (A) merge with another Person if (1) the Borrower is the corporation surviving such merger and (2) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (B) sell Margin Stock for fair value.

                       SECTION 5.15. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower (i) to finance the Offer and the consummation of the transactions contemplated thereby, (ii) to refinance certain bank indebtedness, (iii) to refinance the Existing Revco Debt, (iv) to refinance the Borrower's 6-3/4% zero coupon subordinated convertible notes due July 24, 2006 and
             (v) for general corporate purposes. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                       SECTION 5.16.  Existing Revco Debt Retirement.
             The Borrower will cause (a) the Existing Revco Debt described in clause (i) of the definition thereof to be retired in whole and (b) at least a majority of the Existing Revco Debt described in clauses (ii) and (iii) of the definition thereof to be retired, each within 30 days after the consummation of the Merger in accordance with the Merger Agreement.

                       SECTION 5.17. Merger. The Borrower will use its best efforts to cause the Merger to be consummated in accordance with the Merger Agreement at the earliest practicable time.


                                     ARTICLE VI.

                                      DEFAULTS


                       SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                       (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                       (b)  the Borrower shall fail to observe or
                  perform any covenant contained in Sections 5.07 to 5.16, inclusive;

                       (c)  the Borrower shall fail to observe or
                  perform any covenant or agreement contained in this Agreement (other than those covered by clause
                  (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

                       (d)  any material representation, warranty,
                  certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                       (e)  the Borrower or any Subsidiary shall
                  fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

                       (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, if such event or condition does not otherwise give rise to a Default hereunder, which with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; provided that rights of holders of Existing Revco Debt to accelerate the maturity thereof solely by reason of the change of control of Revco pursuant to the Offer and the Merger shall not give rise to a Default under this clause (f), whether or not such rights are exercised;

                       (g)  the Borrower or any Significant
                  Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                       (h)  an involuntary case or other proceeding
                  shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                       (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

                       (j)  a judgment or order for the payment of
                  money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                       (k)  any person or group of persons (within
                  the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

             then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                       SECTION 6.2. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                     ARTICLE VII.

                                      THE AGENT


                       SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                       SECTION 7.2.  Agent and Affiliates.  Morgan
             Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

                       SECTION 7.3. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
             Article VI.

                       SECTION 7.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                       SECTION 7.5. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or any of them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                       SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

                       SECTION 7.7.  Credit Decision.  Each Bank
             acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                       SECTION 7.8. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with the consent of the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                       SECTION 7.9. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                    ARTICLE VIII.

                               CHANGE IN CIRCUMSTANCES


                       SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                       (a)  the Agent is advised by the Reference
                  Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                       (b)  in the case of a Committed Borrowing,
                  Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                       SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                       SECTION 8.3.  Increased Cost and Reduced Return.
             (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
             (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                       (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

                       (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                       SECTION 8.4. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                       (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                       (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

                       (d)  Each Bank organized under the laws of a
             jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

                       (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                       (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
             Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                       SECTION 8.5. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                       (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                       (b)  after each of its CD Loans or
                  Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                     ARTICLE IX.

                                    MISCELLANEOUS


                       SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
             (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or
             Article VIII shall not be effective until received.

                       SECTION 9.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                       SECTION 9.3. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                       (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                       SECTION 9.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                       SECTION 9.5.  Amendments and Waivers.  Any
             provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
             (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for or termination of any Commitment, (iv) postpone the Commitment Reduction Date or change the aggregate amount to which the Commitments are required to be reduced on or prior to the Commitment Reduction Date or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

                       SECTION 9.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                       (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
             Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of
             Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                       (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the subscribed consent of, the Borrower and the Agent (such consent of the Borrower and the Agent not to be unreasonably withheld); provided that (i) if an Assignee is an affiliate of such transferor Bank, such notice shall be given but no such consent shall be required, (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans, (iii) unless the assignment covers all rights and obligations of such assignor Bank, the assignment shall cover the equivalent of a Commitment of not less than $10,000,000 and (iv) the remaining Commitment (if any) of the assignor Bank after any such assignment is at least $10,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

                       (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                       (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                       SECTION 9.7.  Collateral.  Each of the Banks
             represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                       SECTION 9.8.  Governing Law; Submission to
             Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                       SECTION 9.9. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                       SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
             TRANSACTIONS CONTEMPLATED HEREBY.

                       IN WITNESS WHEREOF, the parties hereto have caused
             this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      RITE AID CORPORATION


                                      By /s/ Frank M. Bergonzi
                                         Title:  Executive Vice President
                                                 Chief Financial Officer

                                      30 Hunter Lane
                                      Camp Hill, PA  17011
                                      Attention: Mr. Frank M. Bergonzi
                                                 Chief Financial Officer
                                      Telephone No.: (717) 975-5750
                                      Telecopier No.: (717) 975-3764



             Commitments

             $150,000,000              MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                       By:/s/ James E. Condon
                                          Name:   James E. Condon
                                          Title:  Vice President


             $120,000,000              BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION


                                       By:/s/ Ambrish D. Thanawala
                                          Name:   Ambrish D. Thanawala
                                          Title:  Vice President


             $120,000,000              THE CHASE MANHATTAN BANK, N.A.


                                       By:/s/ Dawn Lee Lum
                                          Name:   Dawn Lee Lum
                                          Title:  Vice President


             $120,000,000              CITIBANK, N.A.


                                       By:/s/ Jolie Eisner
                                          Name:   Jolie Eisner
                                          Title:  Attorney-In-Fact


             $120,000,000              MELLON BANK N.A.


                                       By:/s/ Euclid B. Noble
                                          Name:   Euclid B. Noble
                                          Title:  Assistant Vice
                                                    President


             $120,000,000              NATIONSBANK, N.A.


                                       By:/s/ Peter C. Morrison
                                          Name:   Peter C. Morrison
                                          Title:  Senior Vice President


             $120,000,000              PNC BANK, NATIONAL ASSOCIATION


                                       By:/s/ Robert Q. Reilly
                                          Name:   Robert Q. Reilly
                                          Title:  Vice President-Senior
                                                    Relationship Manager


             $91,000,000               ABN AMRO BANK N.V.

                                       By: ABN AMRO NORTH AMERICA, INC.,
                                            as Agent


                                       By:/s/ J.M. Janovsky
                                          Name:   J.M. Janovsky
                                          Title:  Group Vice President


                                       By:/s/ Kathryn C. Toth
                                          Name:   Kathryn C. Toth
                                          Title:  Vice President


             $91,000,000               THE BANK OF NOVA SCOTIA


                                       By:/s/ J. Alan Edwards
                                          Name:   J. Alan Edwards
                                          Title:  Authorized Signatory


             $91,000,000               COMMERZBANK AG


                                       By:Andrew Campbell
                                          Name:   Andrew Campbell
                                          Title:  Assistant Cashier


                                       By:/s/ J. Schmieding
                                          Name:   Juergen Schmieding
                                          Title:  Vice President


             $91,000,000               THE FUJI BANK, LIMITED


                                       By:/s/ Teiji Teramoto
                                          Name:   Teiji Teramoto
                                          Title:  Vice President &
                                                    Manager


             $91,000,000               WACHOVIA BANK OF GEORGIA, N.A.


                                       By:/s/ Adam T. Ogburn
                                          Name:   Adam T. Ogburn
                                          Title:  Vice President


             $75,000,000               THE BANK OF TOKYO TRUST COMPANY


                                       By:/s/ Mark R. Marron
                                          Name:   M.R. Marron
                                          Title:  Vice President


             $75,000,000               THE MITSUBISHI BANK, LIMITED


                                       By:/s/ Robert J. Dilloff
                                          Name:   Robert J. Dilloff
                                          Title:  Vice President


             $75,000,000               NBD BANK


                                       By:/s/ Timothy J. King
                                          Name:   Timothy J. King
                                          Title:  Second Vice President


             $75,000,000               ROYAL BANK OF CANADA


                                       By:/s/ Peter D. Steffen
                                          Name:   Peter D. Steffen
                                          Title:  Senior Manager



             $75,000,000               THE SAKURA BANK, LIMITED


                                       By:/s/ Masahiro Nakajo
                                          Name:   Masahiro Nakajo
                                          Title:  Senior Vice President
                                                    & Manager


             $75,000,000               THE SANWA BANK LIMITED,
                                         NEW YORK BRANCH


                                       By:/s/ Joseph E. Leo
                                          Name:   Joseph E. Leo
                                          Title:  Vice President and
                                                    Area Manager


             $75,000,000               THE TOKAI BANK, LTD.


                                       By:/s/ Stuart M. Schulman
                                          Name:   Stuart M. Schulman
                                          Title:  Senior Vice President


             $50,000,000               BANK OF MONTREAL


                                       By:/s/ Thomas H. Peer
                                          Name:   Thomas H. Peer
                                          Title:  Director


             $50,000,000               THE BANK OF NEW YORK


                                       By:/s/ Michael Flannery
                                          Name:   Michael Flannery
                                          Title:  Vice President


             $50,000,000               CREDIT SUISSE


                                       By:/s/ Christopher J. Eldin
                                          Name:   Christopher J. Eldin
                                          Title:  Member of Senior
                                                    Management


                                       By:/s/ Adrian Germann
                                          Name:   Adrian Germann
                                          Title:  Associate


             $50,000,000               THE DAI-ICHI KANGYO BANK, LTD.


                                       By:/s/ Kim P. Leary
                                          Name:   Kim P. Leary
                                          Title:  Vice President


             $50,000,000               FLEET NATIONAL BANK OF
                                        MASSACHUSETTS


                                       By:/s/ Richard Seufert
                                          Name:   Richard Seufert
                                          Title:  Vice President


             $50,000,000               THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED


                                       By:/s/ J. Kenneth Biegen
                                          Name:   J. Kenneth Biegen
                                          Title:  Senior Vice President


             $50,000,000               NATWEST BANK, N.A.


                                       By:/s/ Thomas L. Savage
                                          Name:   Thomas L. Savage
                                          Title:  Vice President


             $50,000,000               THE NORTHERN TRUST COMPANY


                                       By:/s/ Lawson E. Whiting
                                          Name:   Lawson E. Whiting
                                          Title:  Commercial Banking
                                                    Officer



             $50,000,000               SOCIETY NATIONAL BANK


                                       By:/s/ Karen A. Lee
                                          Name:   Karen A. Lee
                                          Title:  Vice President
             $50,000,000               THE SUMITOMO BANK, LIMITED


                                       By:/s/ Y. Kawamura
                                          Name:   Y. Kawamura
                                          Title:  Joint General Manager


             $50,000,000               SUNTRUST BANK, CENTRAL FLORIDA,
                                         N.A.


                                       By:/s/ Lorraine D. McCullers
                                          Name:   Lorraine D. McCullers
                                          Title:  Vice President


             $50,000,000               SWISS BANK CORPORATION,
                                         CHICAGO BRANCH


                                       By:/s/ H. Clark Worthley
                                          Name:   H. Clark Worthley
                                          Title:  Associate Director

                                       By:/s/ Lynne Karmin
                                          Name:   Lynne Karmin
                                          Title:  Associate Director


             $50,000,000               UNION BANK OF SWITZERLAND,
                                         NEW YORK BRANCH


                                       By:/s/ Stephen A. Cayer
                                          Name:   Stephen A. Cayer
                                          Title:  Assistant Treasurer


                                       By:/s/ Peter B. Yearley
                                          Name:   Peter B. Yearley
                                          Title:  Managing Director



             _________________
             Total Commitments

             $2,500,000,000
             =================

                                      MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Agent


                                      By /s/ James E. Condon
                                         Title:  Vice President
                                      60 Wall Street
                                      New York, New York 10260-0060
                                      Attention:
                                      Telex number:



                                   PRICING SCHEDULE


                       The "Euro-Dollar Margin", "CD Margin", and
             "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day provided that each of the Euro-Dollar Margin, CD Margin and Facility Fee Rate shall be based on Level III Status until the Agent has received evidence satisfactory to it that the Borrower's long-term debt ratings have been affirmed by S&P and Moody's after giving effect to the Offer and provided further that if the Agent has not received such confirmation by June 30, 1996, each of the Euro-Dollar Margin, CD Margin and Facility Fee Rate shall be based on Level IV Status until the Agent receives such confirmation:


                              Level   Level   Level    Level    Level
                  Status        I      II      III      IV        V

              Euro-Dollar     .1850%  .2750%  .2900%   .3125%   .4500%
              Margin
              CD Margin       .3100%  .4000%  .4150%   .4375%   .5750%
              Facility Fee    .0900%  .1000%  .1350%   .1875%   .2500%
              Rate

                       For purposes of this Schedule, the following terms
             have the following meanings, subject to the concluding paragraph of this Schedule:

                       "Level I Status" exists at any date if, at such
             date, the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's.

                       "Level II Status" exists at any date if, at such
             date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Status does not exist.

                       "Level III Status" exists at any date if, at such
             date, (i) the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

                       "Level IV Status" exists at any date if, at such
             date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

                       "Level V Status" exists at any date if, at such
             date, no other Status exists.

                       "Moody's" means Moody's Investors Service, Inc.

                       "S&P" means Standard & Poor's Ratings Group.

                       "Status" refers to the determination of which of
             Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

             The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

             For purposes of determining whether Level II Status, Level III Status or Level IV Status applies: (a) if the Borrower is split-rated and the differential is one category, the higher rating category will apply (e.g., BBB+/Baa2 results in Level II Status); but (b) if the Borrower is split-rated and the differential is two categories or more, the rating at the midpoint will apply (e.g., BBB+/Baa3 results in Level III Status) and if there is no such midpoint category, the higher of the two intermediate categories will apply (e.g., BBB/Ba2 results in Level IV Status).


                                                               EXHIBIT A

                                      NOTE

                                                     New York, New York
                                                     ____________, 1996

                       For value received, Rite Aid Corporation, a
             Delaware corporation (the "Borrower"), promises to pay to the order of _________________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

                       All Loans made by the Bank, the respective types
             and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                       This note is one of the Notes referred to in the
             $2,500,000,000 Credit Agreement dated as of March 15, 1996 among the Borrower, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                      RITE AID CORPORATION


                                      By _________________________
                                         Title:


                                   Note (cont'd)

                          LOANS AND PAYMENTS OF PRINCIPAL


             ___________________________________________________________
                                        Amount of
                    Amount of  Type of  Principal  Maturity  Notation
              Date   Loan       Loan     Repaid      Date     Made By

             ___________________________________________________________

             ___________________________________________________________

             ___________________________________________________________

             ___________________________________________________________

             ___________________________________________________________

             ___________________________________________________________

             ___________________________________________________________

             ___________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________

             ____________________________________________________________


                                                          EXHIBIT B



                         Form of Money Market Quote Request


                                                     ______________, 19__

             To:       Morgan Guaranty Trust Company of New York
                         (the "Agent")

             From:     Rite Aid Corporation

             Re: $2,500,000,000 Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of March 15, 1996 among the Borrower, the Banks from time to time parties thereto and the Agent

                       We hereby give notice pursuant to Section 2.03 of
             the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

             Date of Borrowing:  _______________


             Principal Amount *                   Interest Period**

             $

                       Such Money Market Quotes should offer a Money
             Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                       Terms used herein have the meanings assigned to
             them in the Credit Agreement.


                                           RITE AID CORPORATION


                                           By______________________
                                             Title:



            _________________
                     * Amount must be $10,000,000 or a larger multiple of $1,000,000.

                     ** Not less than one month (LIBOR Auction) or not less
             than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.


                                                                EXHIBIT C

                       Form of Invitation for Money Market Quotes


             To:  [Name of Bank]

             Re:  Invitation for Money Market Quotes
                  to Rite Aid Corporation (the "Borrower")


                       Pursuant to Section 2.03 of the $2,500,000,000
             Credit Agreement dated as of March 15, 1996 among the Borrower, the Banks from time to time parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

             Date of Borrowing:  ________________

             Principal Amount              Interest Period

             $

                       Such Money Market Quotes should offer a Money
             Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                       Please respond to this invitation by no later than
             [2:00 P.M.] [9:15 A.M.] (New York City time) on [date].

                       Terms used herein have the meanings assigned to
             them in the Credit Agreement referred to above.


                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK


                                            By________________________
                                            Authorized Officer


                                                               EXHIBIT D




                            Form of Money Market Quote



             To:  Morgan Guaranty Trust Company
                    of New York, as Agent

             Attention:

             Re:  Money Market Quote to
                  Rite Aid Corporation (the "Borrower")

                       In response to your invitation on behalf of the
             Borrower dated ____________, 19__, we hereby make the following Money Market Quote on the following terms:

                       1. Quoting Bank:_____________________

                       2. Person to contact at Quoting Bank:
                          ____________________________

                       3. Date of Borrowing:______________


                       4. We hereby offer to make Money Market Loan(s) in
             the following principal amounts, for the following Interest Periods and at the following rates:

        Principal    Interest    Money Market
        Amount**     Period***   [Margin****]  [Absolute Rate*****]
        $

        $

                       [Provided, that the aggregate principal amount of
             Money Market Loans for which the above offers may be accepted shall not exceed $________________.]**


            _________________
                    *As specified in the related Invitation.

                    **Principal amount bid for each Interest Period may not
             exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                    ***Not less than one month or not less than 14 days, as
             specified in the related Invitation. No more than five bids are permitted for each Interest Period.

                    ****Margin over or under the London Interbank Offered
             Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

                    *****Specify rate of interest per annum (to the nearest
             1/10,000th of 1%).


                       We understand and agree that the offer(s) set
             forth above, subject to the satisfaction of the applicable conditions set forth in the $2,500,000,000 Credit Agreement dated as of March 15, 1996 among the Borrower, the Banks from time to time parties thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                       Terms used herein have the meanings assigned to
             them in the Credit Agreement referred to above.


                                           Very truly yours,

                                           [NAME OF BANK]


             Dated:__________________      By:_____________________
                                              Authorized Officer


                                                              EXHIBIT E-1


                                     OPINION OF
                         SPECIAL COUNSEL FOR THE BORROWER





                                           [EFFECTIVE DATE]




             To the Banks and the Agent
               listed on Schedule I hereto
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260-0060

                       Re:  Rite Aid Corporation

             Ladies and Gentlemen:

                       We have acted as special counsel to Rite Aid
             Corporation, a Delaware corporation (the "Borrower"), in connection with the execution and delivery of the Credit Agreement, dated as of March 15, 1996 (the "Credit Agreement"), among the Borrower, the banks listed on
             Schedule I hereto (collectively, the "Banks") and Morgan Guaranty Trust Company of New York, as agent (in such capacity, the "Agent") for the Banks. This opinion is being delivered pursuant to Section 3.01(c) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                       In rendering the opinions set forth herein, we
             have examined and relied on originals or copies of the following:

                       (a)  the Credit Agreement;

                       (b) the Notes issued to each of the Banks, each dated March __, 1996 (the "Notes");

                       (c)  a certified copy of the Certificate of
             Incorporation and By-laws of the Borrower;

                       (d) a certified copy of certain resolutions of the Board of Directors of the Borrower;

                       (e) certificates from the Secretary of State of the State of Delaware as to the good standing of the Borrower in the State of Delaware; and

                       (f)  such other documents as we have deemed
             necessary or appropriate as a basis for the opinions set forth below.

                       In our examination we have assumed the genuineness
             of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the certificate of the Borrower delivered pursuant to Section 3.01(e) of the Credit Agreement.

                       We express no opinion as to the laws of any
             jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

                       In rendering the opinions set forth herein, we
             have assumed, with your consent, that:

                       (a) the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Borrower or its property is subject, (ii) any rule, law or regulation to which the Borrower is subject (other than Regulations G, U and X of the Board of Governors of the Federal Reserve System as to which we express our opinion in paragraph 3 below), (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority; and

                       (b) no authorization, consent or other approval of, notice to or filing with, any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement, the transactions contemplated thereby or the Notes.

                       Our opinions are also subject to the following
             assumptions and qualifications:

                       (a) we have assumed that the Credit Agreement constitutes the legal, valid and binding obligation of each of the Banks and the Agent enforceable against each such party in accordance with its terms;

                       (b) except for the opinion expressed in paragraph 3 below, we express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of each of the Banks or the Agent with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of each of the Banks or the Agent;

                       (c) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                       (d)  we express no opinion as to the
             enforceability of any rights to contribution or indemnification provided for in the Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

                       (e) we express no opinion as to any provision of the Credit Agreement which authorizes or permits any purchaser of a participation interest from any Bank to set-off or apply any deposit, property or indebtedness with respect to any such participation interest.

                       Based upon the foregoing and subject to the
             limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                       1. The Borrower has the corporate power and authority to execute, deliver and perform all of its obligations under the Credit Agreement and the Notes. The execution, delivery and performance of each of the Credit Agreement and the Notes by the Borrower have been duly authorized by all requisite corporate action on the part of the Borrower. Each of the Credit Agreement and the Notes has been duly executed and delivered by the Borrower.

                       2. Each of the Credit Agreement and the Notes constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                       3.   Neither the execution, delivery or
             performance by the Borrower of the Credit Agreement or the Notes, Borrowings thereunder and application of the proceeds of such Borrowings nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of Regulation G, U and X of the Federal Reserve Board.

                       This opinion is being furnished to you and is
             solely for your benefit in connection with the transactions contemplated by the Credit Agreement and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

                                           Very truly yours,


                                      SCHEDULE I

                       1. Morgan Guaranty Trust Company of New York, as Agent, a Bank under the Credit Agreement, 60 Wall Street, New York, New York 10260-0060.

                       2.   Banks:

                            Morgan Guaranty Trust Company of New York
                            [list of Banks -- to come]


                                                          EXHIBIT E-2



                          OPINION OF ASSISTANT CHIEF LEGAL
                              COUNSEL OF THE BORROWER


                                                     [EFFECTIVE DATE]



             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York 10260-0060

             Dear Sirs:


                       I am Senior Vice President and Assistant Chief
             Legal Counsel of Rite Aid Corporation (the "Borrower"), and I have advised the Borrower in connection with the $2,500,000,000 Credit Agreement (the "Credit Agreement") dated as of March 15, 1996 among the Borrower, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(c) of the Credit Agreement.

                       I have examined originals or copies, certified or
             otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                       Upon the basis of the foregoing, I am of the
             opinion that:

                       1.  The Borrower is a corporation duly
             incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                       2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement or instrument evidencing or governing Debt of the Borrower or any subsidiary of the Borrower which was a subsidiary prior to the consummation of the Offer (a "Subsidiary") or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree.

                       3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                       4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

                       5. Each of the Borrower's corporate Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                       In giving the foregoing opinion, I express no
             opinion as to the effect (if any) of any law of any jurisdiction (except the State of [__________]) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                       This opinion is rendered solely to you in
             connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                           Very truly yours,



                                                               EXHIBIT F


                                     OPINION OF
                      DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                    FOR THE AGENT




                                                [EFFECTIVE DATE]



             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York 10260-0060

             Dear Sirs:


                       We have participated in the preparation of the
             $2,500,000,000 Credit Agreement (the "Credit Agreement") dated as of March 15, 1996 among Rite Aid Corporation, a Delaware corporation (the "Borrower"), the banks from time to time parties thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                       We have examined originals or copies, certified or
             otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                       Upon the basis of the foregoing, we are of the
             opinion that:

                       1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

                       2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                       We are members of the Bar of the State of New York
             and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                       This opinion is rendered solely to you in
             connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                           Very truly yours,



                                                               EXHIBIT  G


                        ASSIGNMENT AND ASSUMPTION AGREEMENT





                       AGREEMENT dated as of __________, 19__ among
             [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), RITE AID CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                               W I T N E S S E T H


                       WHEREAS, this Assignment and Assumption Agreement
             (the "Agreement") relates to the $2,500,000,000 Credit Agreement dated as of March 15, 1996 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended from time to time, the "Credit Agreement");

                       WHEREAS, as provided under the Credit Agreement,
             the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $_________;

                       WHEREAS, Committed Loans made to the Borrower by
             the Assignor under the Credit Agreement in the aggregate principal amount of $_______ are outstanding at the date hereof; and

                       WHEREAS, the Assignor proposes to assign to the
             Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $___________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                       NOW, THEREFORE, in consideration of the foregoing
             and the mutual agreements contained herein, the parties hereto agree as follows:

                       SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                       SECTION 2.  Assignment.  The Assignor hereby
             assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in
             Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                       SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_______.

             ____________________
                    * It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                       SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent.
             Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

                       SECTION 5.  Non-Reliance on Assignor.  The
             Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                       SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


             __________________
                    *Amount should combine principal together with accrued
             interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


                       SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                       IN WITNESS WHEREOF, the parties have caused this
             Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       [ASSIGNOR]

                                       By________________________
                                         Title:


                                       [ASSIGNEE]

                                       By________________________
                                         Title:


                                       RITE AID CORPORATION

                                       By________________________
                                         Title:


                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK

                                       By________________________
                                         Title: